                               EXHIBIT 3(a)/4(a)



               FIRST RESTATED ARTICLES OF INCORPORATION OF THE
                                    COMPANY

EXHIBIT (3)(a)/(4)(a)



                    FIRST RESTATED ARTICLES OF INCORPORATION
                                       OF
                              REPUBLIC BANCORP INC.


         Pursuant to the provisions of Act 284, Public Acts of 1972, the undersigned corporation executes the following Restated Articles of
Incorporation:

         1. The present name of the corporation is:  Republic Bancorp Inc.

         2. The corporation identification number (CID) assigned by the Bureau is: 354-159.

         3. All former names of the corporation are: Republic Bancorp Inc.

         4. The date of filing the original Articles of Incorporation was: March 8, 1985.

         The following First Restated Articles of Incorporation supersede the Articles of Incorporation as amended and shall be the Articles of Incorporation for the corporation:

         Article I. The name of the corporation is Republic Bancorp Inc.

         Article II. The purpose of the corporation is to engage in any lawful act or activity for which corporations may be organized under the Business Corporation Act of Michigan.

         Article III. The total authorized capital stock of the corporation is 30,000,000 shares of Common Stock of the par value of $5.00 per share (hereinafter called the "Common Stock") and 5,000,000 shares of Preferred Stock of no par value per share, issuable in series (hereinafter called the "Preferred Stock").

         A statement of all or any of the designations and the powers, privileges and rights, and the qualifications, limitations or restrictions of the Common Stock and the Preferred Stock of the corporation is as follows:

                  A.       Common Stock.

                           (1) Dividends. The holders of Common Stock shall be entitled to receive when and as declared by the Board of Directors, out of the assets of the corporation which by law are available therefor, dividends payable either in cash, in property, or in Common Stock. No dividends (other than dividends payable in Common Stock) shall be paid on Common Stock unless cash dividends in full on all outstanding Preferred Stock to which the holders thereof are entitled shall have been paid or declared and set apart for payment or if any sinking fund for the Preferred Stock is in arrears.

                           (2) Voting Rights. At every meeting of shareholders the holders of Common Stock shall have the right to vote with the holders of each series of Preferred Stock which has voting rights in the election of directors and upon each other matter coming before any meeting of the shareholders on the basis of one vote for each share of Common Stock held. Except as otherwise provided by law, the holders of Common Stock and the holders of such Preferred Stock shall vote together as one class. At an election for directors each holder of Common Stock may vote, in person or by proxy, the number of shares of Common Stock owned by him for as many persons as there are directors to be elected and for whose election he has a right to vote, or may cumulate his votes by giving one candidate as many votes as the number of such directors multiplied by the number of his shares, or by distributing his votes on the same principle among any number of the candidates.

                           (3) Liquidation Rights. In the event of any liquidation, dissolution or winding up of the corporation, the holders of Common Stock shall be entitled, after payment or provisions for payment of the debts and other liabilities of the corporation and the amounts to which the holders of the Preferred Stock shall be entitled, to share ratably in the remaining net assets of the corporation.

                           (4) Preemptive Rights. The holders of shares of Preferred Stock shall have no preemptive right to subscribe for any additional shares of capital stock or other obligations convertible into shares of capital stock which may hereafter be issued by the corporation.

                  B.       Preferred Stock

                           (1) Issuance of Preferred Stock in Series. The Board of Directors shall have authority to divide and issue shares of Preferred Stock into series and, within the limitations set forth in the corporation's Articles of Incorporation, to fix and determine the relative rights and preferences of the shares of any series so established. Each series of Preferred Stock shall be so designated by the Board of Directors as to distinguish the shares thereof from the shares of all other series of Preferred Stock and other classes of stock of the corporation. All shares of Preferred Stock will be identical, except as to the following rights and preferences as to which there may be variations between different series as fixed and determined by the Board of Directors: (a) the right to vote, if any, which may be limited or unlimited; (b) the rate of dividend, the priority of payment thereof, the right to cumulation thereof, if any, and the extent of further participation in dividend distribution, if any; (c) the right to redemption, if any, and the terms and conditions thereof; (d) the amount payable upon shares in event of voluntary or involuntary liquidation, and the priority of payment thereof; (e) sinking fund provisions, if any, for the redemption or purchase of shares and (f) the right to conversion, if any, and the terms and conditions thereof.

                           (2) Dividends. The holders of Preferred Stock of each series shall be entitled to receive out of any funds legally available therefor, when and as declared by the Board of Directors, cash dividends in such amount as may be fixed by the Board of Directors in its resolution providing for the issuance of such series before any dividend (other than dividends payable in Common Stock) shall be paid on the Common Stock or other stock ranking junior to the Preferred Stock. Dividends on cumulative Preferred Stock, if any, shall be cumulative from the date or dates fixed by the Board of Directors in its resolution providing for the issuance thereof. Accumulations shall not bear interest.

                           (3) Voting Rights. At every meeting of shareholders the holders of Preferred Stock of each series which has voting rights in the election of directors and upon each other matter coming before any meeting of the shareholders shall have the right to vote with the holders of Common Stock to vote in the election of directors and upon each other matter coming before any meeting of the shareholders on the basis of one vote for each share of Preferred Stock held. Except as otherwise provided by law, the holders of Preferred Stock with such right to vote and the holders of Common Stock shall vote together as one class.

                           (4) Preemptive Rights. The holders of shares of Preferred Stock shall have no preemptive right to subscribe for any additional shares of capital stock or other obligations convertible into shares of capital stock which may hereafter be issued by the corporation.

                           Prior to the date of filing of these First Restated Articles of Incorporation, and pursuant to Section 302(4) of the Business Corporation Act, as amended, three separate series of Preferred Stock had been established. A conformed copy of the certificate establishing and designating each of those series of Preferred Stock and prescribing the relative rights and preferences thereof are attached to these First Restated Articles of Incorporation and incorporated herein by this reference.

         Article IV. The address of its registered office in the State of Michigan is 122 South Main Street, Ann Arbor, Michigan 48104. The name of its registered agent at such address is Dana M. Cluckey.

         Article V. The name and mailing address of the incorporator are as follows:

         Name                                        Mailing Address

         Jerry D. Campbell                           3200 Beecher Road, Suite 1
                                                     Flint, Michigan 48504

         Article VI. When a compromise or arrangement or a plan of reorganization of this corporation is proposed between this corporation and its creditors or any class of them or between this corporation and its shareholders or any class of them, a court of equity jurisdiction within the state, on application of this corporation or of a creditor or shareholder thereof, or on application of a receiver appointed for the corporation, may order a meeting of the creditors or class of creditors or of the shareholders or a class of shareholders to be affected by the proposed compromise or arrangement or reorganization, to be summoned in such manner as the court directs. If a majority in number representing 3/4 in value of the creditors or class of creditors, or of the shareholders or class of shareholders to be affected by the proposed compromise or arrangement or a reorganization, agree to a compromise or arrangement or a reorganization of this corporation as a consequence of the compromise or arrangement, the compromise or arrangement and the reorganization, if sanctioned by the court to which the application has been made, shall be binding on all the creditors or class of creditors, or on all the shareholders or class of shareholders and also on this corporation.

         Article VII. Any action required or permitted by this act to be taken at an annual or special meeting of shareholders may be taken without a meeting, without prior notice and without a vote, if a consent in writing, setting forth the action so taken, is signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take the action at a meeting at which all shares entitled to vote thereon were present and voted. Prompt notice of the taking of the corporate action without a meeting by less than unanimous written consent shall be given to shareholders who have not consented in writing.

         Article VIII. (a) The corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonable believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful.

                  (b) The corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys' fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable for negligence or misconduct in the performance of his duty to the corporation unless and only to the extent that the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which such court shall deem proper. Any person entitled to indemnification against expenses under this paragraph (b) shall, to the extent not prohibited by the laws of Michigan and any other applicable law, also be entitled to indemnification, and the corporation shall indemnify him, against judgments and amounts paid in settlement actually and reasonably incurred by him in connection with such action or suit, upon the same terms and conditions and subject to the same limitations as provided with respect to expenses.

                  (c) To the extent that a director, officer, employee or agent of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in paragraphs (a) and (b) of this Article or in defense of any claim, issue or matter therein, he shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him in connection therewith.

                  (d) Any indemnification under paragraphs (a) and (b) of this Article (unless ordered by a court) shall be made by the corporation only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances because he has met the applicable standard of conduct set forth in paragraphs (a) and (b). Such determination shall be made (i) by the Board of Directors by a majority vote of a quorum (as defined in the Bylaws of the corporation) consisting of directors who were not parties to such action, suit or proceeding, or (ii) if such quorum is not obtainable, or, even if obtainable a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, or
(iii) by the shareholders. Notwithstanding the failure or refusal of the directors, counsel and shareholders to make provision therefor, such indemnification shall be made if a court of competent jurisdiction makes a determination that the director, officer, employee or agent has a right to indemnification hereunder in any specific case upon the application of such director, officer, employee or agent.

                  (e) Expenses incurred in defending a civil or criminal action, suit or proceeding may be paid by the corporation in advance of the final disposition of such action, suit or proceeding as authorized by the Board of Directors in the specific case upon receipt of an undertaking by or on behalf of the director, officer, employee or agent to repay such amount unless it shall ultimately be determined that he is entitled to be indemnified by the corporation.

                  (f) The indemnification provided by this Article shall not be deemed exclusive of any other rights to which those seeking indemnification may be entitled under any statute, bylaw, agreement, vote of shareholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

                  (g) The corporation shall have power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the corporation would have the power to indemnify him against such liability under the provisions of this Article.

                  (h) For the purposes of this Article, references to "the corporation" include all constituent corporations absorbed in a consolidation or merger as well as the resulting or surviving corporation so that any person who is or was a director, officer, employee or agent of such a constituent corporation or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise shall stand in the same position under the provisions of this Article with respect to the resulting or surviving corporation as he would if he had served the resulting or surviving corporation in the same capacity.

                  (i) Neither the corporation nor its directors or officers nor any person acting on its behalf shall be liable to anyone for any determination as to the existence or absence of conduct which would provide a basis for making or refusing to make any payment under this Article or for taking or omitting to take any other action under this Article, in reliance upon the advice of counsel.

         Article VIII. The corporation reserves the right to amend, alter, change or repeal any provisions contained in these Articles of Incorporation, in the manner now or hereafter prescribed by the laws of Michigan, and all rights conferred herein upon shareholders are granted subject to this reservation.

         Article IX. A director of the corporation shall not be personally liable to the corporation or its shareholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the corporation or its shareholders, (ii) for acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law, (iii) a violation of Section 551(1) of the Michigan Business Corporation Act, or (iv) for any transaction from which the director derived any improper personal benefit. If the Michigan Business Corporation Act is amended after approval by the shareholders of this provision to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of the Corporation shall be eliminated or limited to the fullest extent permitted by the Michigan Business Corporation Act, as so amended.

         Any repeal or modification of the foregoing paragraph by the shareholders of the corporation shall not adversely affect any right or protection of a director of the corporation existing at the time of such repeal or modification.


                                    * * * * *

         These Restated Articles of Incorporation were duly adopted on the 23rd day of April, 1997, in accordance with the provisions of Section 642 of the Act and were duly adopted by the Board of Directors without a vote of the shareholders. These Restated Articles of Incorporation only restate and integrate and do not further amend the provisions of the Articles of Incorporation as heretofore amended and there is no material discrepancy between those provisions and the provisions of these Restated Articles.

         Signed this 8th day of August, 1997.


                                                  By: /s/ Dana M. Cluckey
                                                      --------------------------
                                                      Name:  Dana M. Cluckey
                                                      Title: President

       [ALL SHARES OF SERIES A PREFERRED STOCK HAVE BEEN CANCELLED.
      NO SHARES OF SERIES A PREFERRED STOCK ARE ISSUED OR OUTSTANDING]

              (Series A Preferred Stock - Originally filed with the
                Michigan Department of Commerce on July 28, 1986)

                  CERTIFICATE PURSUANT TO SECTION 302(4) OF THE
                    BUSINESS CORPORATIONS ACT CONTAINING THE
                      RESOLUTIONS OF THE BOARD OF DIRECTORS
                            OF REPUBLIC BANCORP INC.
                         ESTABLISHING AND DESIGNATING A
                    SERIES OF PREFERRED STOCK AND PRESCRIBING
                   THE RELATIVE RIGHTS AND PREFERENCES THEREOF


         WHEREAS, the Board of Directors of Republic Bancorp Inc. (the "Company") has previously considered an intrastate public offering of approximately $2,700,000 of convertible subordinated debentures, and 100,000 shares of its convertible preferred stock, no par value, $25 stated value, in order to obtain funds for its corporate purposes and has previously entered into a preliminary letter of intent with First of Michigan Corporation ("FOM") dated June 12, 1986 (the "Letter of Intent"); and

         WHEREAS, subsequent to the Letter of Intent the Board of Directors has considered and now wishes to expand and approve the public offering to include up to 184,000 shares of convertible preferred stock, 86,250 shares of common stock, $5 par value ("Common Stock"), and $1,840,000 convertible subordinated debentures, and also approve the execution of all instruments, agreements, applications and other documents, and the performance of all acts appropriate to effectuate such offerings; and

         WHEREAS, in conjunction with said public offering the Board of Directors is required to specifically authorize the series of preferred stock to be issued and designate the rights, preferences and characteristics thereof;

         1. NOW, THEREFORE, BE IT RESOLVED that the Company be and hereby is authorized to issue a series of convertible preferred stock to be designated the "Series A Convertible Preferred Stock" (hereinafter referred to as the "Series A Preferred Stock"), having the following rights, preferences and characteristics:

                  a.       Number of Shares; Stated Value.

                  The authorized number of Series A Preferred Stock is 184,000 shares, having no par value and having a stated value of $25 per share.

                  b.       Dividends.

                  Holders of shares of the Series A Preferred Stock shall be entitled to receive, when and if declared by the Board of Directors out of funds of the Company legally available therefor, an annual cash dividend of $2.25 per share, payable in quarterly installments on April 15, July 15, October 15 and January 15 of each year commencing October 15, 1986. Dividends on the Series A Preferred Stock shall be cumulative. Dividends shall be payable to holders of record as they appear on the stock books of the Company on such record dates, not more than 60 days nor less than 10 days preceding the payment dates, as shall be fixed by the Board of Directors.

                  When dividends are not paid in full upon the Series A Preferred Stock and any other preferred stock ranking on a parity as to dividends with the Series A Preferred Stock, all dividends declared upon shares of Series A Preferred Stock and such other preferred stock will be declared pro rata so that in all cases the amount of dividends declared per share on the Series A Preferred Stock and such other preferred stock bear to each other the same ratio that accumulated dividends per share on the shares of Series A Preferred Stock and such other preferred stock bear to each other. Unless full cumulative dividends on the Series A Preferred Stock have been paid, no dividends (other than in Common Stock or any other stock ranking junior to the Series A Preferred Stock as to dividends) may be paid or declared and set aside for payment or other distribution made upon the Common Stock or on any other stock of the Company ranking junior to the Series A Preferred Stock as to dividends, nor shall any Common Stock or any other stock of the Company ranking junior to the Series A Preferred Stock as to dividends be redeemed, purchased or otherwise acquired for any consideration (or any payment made to or available for a sinking fund for the redemption of any shares of such stock) by the Company (except by conversion into or exchange for stock of the Company ranking junior to the Series A Preferred Stock as to dividends).

                  c.       Conversion Privilege.

                  Each share of Series A Preferred Stock shall be convertible, unless previously redeemed, at any time at the option of the holder upon written notice to the Company in form satisfactory to the Company into 1.852 shares of the Company's Common Stock, $5 par value (the "Common Stock") (equivalent to a conversion price of $13.50 per share of Common Stock), except that, if shares of Series A Preferred Stock are called for redemption, the conversion rights will terminate at the close of business on the business day prior to the date fixed for redemption. This conversion rate is subject to adjustment upon the issuance of Common Stock as a stock dividend, the combination or subdivision of the Common Stock, or the issuance to all holders of Common Stock of rights or warrants entitling them (for a period expiring within 45 days of the record date for determination of holders entitled to receive such rights or warrants) to subscribe for or purchase Common Stock at less than the current Market Value (as defined below) at such record date, such adjustment to be that adjustment which the Board of Directors deems necessary to permit the holder of any shares of Series A Preferred Stock thereafter converted to be entitled to receive the number of shares of Common Stock after the happening of any event described above which he would have received had his Series A Preferred Stock been converted immediately prior to such event. No adjustment of the conversion price shall be required unless such adjustment would require a change of at least 1% in the price then in effect; however, any such adjustment that would otherwise be required to be made shall be carried forward and taken into account in any subsequent adjustment. Except as stated above, the conversion price will not be adjusted for the issuance of Common Stock or any securities convertible into or exchangeable for Common Stock, or carrying the right to purchase any of the foregoing, in exchange for cash, property or services.

                  The term Market Value shall mean that price per share which the Company's Board of Directors determines to be the then current market price per share of the Common Stock based upon the most recent arms length trade reported to the Board of Directors if, in the Board's judgment, there exists an established trading market in the Company's Common Stock or if, in the Board's judgment, no such trading market then exists, upon such other factors the Board deems relevant and appropriate. Once established the Market Value will continue until such time as the Board determines a new Market Value. The Board will endeavor, but shall not be obligated, to review and establish the Market Value once each quarter.

                  In case of any reclassification or change of outstanding shares of the class of Common Stock issuable upon conversion of the Series A Preferred Stock (other than a change in par value, or from par value to no par value, or from no par value to par value, or as a result of a subdivision or combination), or in case of any merger or consolidation of the Company with one or more other corporations (other than a merger or consolidation in which the Company is the continuing corporation and which does not result in any reclassification or change of outstanding shares of Common Stock issuable upon conversion of the Series A Preferred Stock), or in case of the merger of the Company into another corporation, or in case of any sale or conveyance to another corporation of the property of the Company as an entirety or substantially as an entirety, the holder of each share of Series A Preferred Stock then outstanding shall have the right to convert such share into the kind and amount of shares of capital stock or other securities and property receivable upon such reclassification, change, consolidation, merger, sale or conveyance by a holder of the number of shares of Common Stock into which such share of Series A Preferred Stock might have been converted immediately prior to such reclassification, change, consolidation, merger, sale or conveyance. In the case of a cash merger of the Company into another corporation or any other cash transaction of the type mentioned above, the effect of these provisions would be that the conversion features of the Series A Preferred Stock would thereafter be limited to converting the Series A Preferred Stock at the conversion price in effect at such time into the same amount of cash per share that such holder would have received had such holder converted the Series A Preferred Stock into Common Stock immediately prior to the effective date of such cash merger or transaction.

                  No fractional shares or securities representing fractional shares of Common Stock shall be issued upon conversion; any fractional interest resulting from conversion shall be paid in cash based on the current Market Value of the Common Stock at the close of business on the business day next preceding the date of conversion.

                  Shares of Series A Preferred Stock surrendered for conversion after the record date for a dividend payment but before such dividend is paid must be accompanied by payment of an amount equal to the dividend thereon which the holder of record is to receive on such dividend payment date.

                  d.       Liquidation Rights.

                  In the event of any liquidation, dissolution or winding up of the Company, the holders of shares of Series A Preferred Stock shall be entitled to receive out of assets of the Company available for distribution to shareholders, before any distribution of assets is made to holders of Common Stock or preferred stock ranking junior to the Series A Preferred Stock in liquidation rights, liquidating distributions in the amount of $25 per share plus accumulated and unpaid dividends. If upon any liquidation, dissolution or winding up of the Company, the amounts payable with respect to the Series A Preferred Stock and any other preferred stock ranking as to any such distribution on a parity with the Series A Preferred Stock are not paid in full, the holders of the Series A Preferred Stock and of such other preferred stock shall share ratably in any such distribution of assets in proportion to the full respective preferential amounts to which they are entitled. After payment of the full amount of the liquidating distribution to which they are entitled, the holders of shares of Series A Preferred Stock shall not be entitled to any further participation in any distribution of assets by the Company.

                  e.       Redemption.

                  The Series A Preferred Stock may be redeemed on at least 30 and not more than 60 days' prior written notice by first class mail addressed to the holder at his address shown on the register maintained by the registrar at the option of the Company, in whole or in part, at any time or from time to time on or after July 15, 1989. Series A Preferred Stock redeemed during the 12-month period beginning July 15 in each of the years set forth below, shall be redeemed at the prices per share as follows:


                     Year                               Price

                     1989    ...........................$26.75
                     1990    ........................... 26.50
                     1991    ........................... 26.25
                     1992    ........................... 26.00
                     1993    ........................... 25.75
                     1994    ........................... 25.50
                     1995    ........................... 25.25
                     1996 and thereafter................ 25.00

together in each case with accumulated and unpaid dividends to the date fixed for redemption. If full cumulative dividends on the Series A Preferred Stock have not been paid, the Series A Preferred Stock shall not be redeemed in part and the Company shall not purchase or acquire any share of Series A Preferred Stock otherwise than pursuant to a purchase or exchange offer made on the same terms to all holders of the Series A Preferred Stock. If less than all the outstanding shares of Series A Preferred Stock are to be redeemed, the Company will select those to be redeemed by lot or a substantially equivalent method. Holders of Series A Preferred Stock called for redemption will not be entitled to any dividends payable to holders of record on and after the redemption date.

                  f.       Voting Rights.

                  Except as indicated below, the holders of shares of Series A Preferred Stock have no voting rights. If the equivalent of six quarterly dividends payable on the Series A Preferred Stock, or on any other preferred stock ranking on a parity with the Series A Preferred Stock as to dividends, is in arrears, the number of directors of the Company will be increased by two and the holders of all outstanding shares of such preferred stock, voting as a single class without regard to series, shall be entitled to elect the additional two directors until all dividends in arrears have been paid or declared and set apart for payment.

                  Without the vote or consent of the holders of at least two-thirds of the number of shares of the Series A Preferred Stock and all other outstanding preferred stock ranking on a parity with the Series A Preferred Stock as to dividends, the Company shall not, except for the series of preferred stock anticipated to be authorized and issued in connection with the Company's acquisition of the Bellaire State Bank as described in the Preliminary Prospectus dated June 19, 1986 (defined therein as the "Series B Preferred Stock"), (i) create any class or classes of stock or additional series of preferred stock ranking equal or prior to the Series A Preferred Stock either as to dividends or upon liquidation or increase the authorized number of shares of any class or classes of stock ranking equal or prior to the Series A Preferred Stock either as to dividends or upon liquidation, (ii) amend, alter or repeal any of the provisions of the Articles of Incorporation of the Company or the resolutions of the Board creating the Series A Preferred Stock so as to affect adversely the preferences or rights of the Series A Preferred Stock, or (iii) authorize any reclassification of the Series A Preferred Stock. In addition, without the vote or consent of the holders of at least two-thirds of the number of shares of the Series A Preferred Stock and all other outstanding preferred stock ranking on a parity with the Series A Preferred Stock as to dividends then outstanding, the Company shall not increase the authorized number of shares of the Series A Preferred Stock.

                  Upon the date of conversion of Series A Preferred Stock for Common Stock, the rights of the holders of the Series A Preferred Stock as holders of the Series A Preferred Stock of the Company shall terminate, including all voting rights, and holders shall have only those rights afforded to holders of Common Stock. Shares of Series A Preferred Stock which have been converted shall be restored to the status of authorized but unissued preferred stock.

                  g.       No Preemptive Rights.

                  The holders of the Series A Preferred Stock shall not be entitled, as of right, to purchase or subscribe for any shares of capital stock of the Company, or to purchase or subscribe for any of its bonds, certificates of indebtedness, debentures or other securities of any kind of the Company.

                  The undersigned, John M. Creighton, Vice President, Secretary and Treasurer of Republic Bancorp Inc., does hereby certify that the foregoing Certificate contains the resolutions of the Board of Directors of Republic Bancorp Inc. establishing and designating its Series A Convertible Preferred Stock and prescribing the relative rights and preferences thereof which were duly adopted by the Board of Directors of Republic Bancorp Inc. at a duly convened meeting thereof held on the 14th and 21st day of July, 1986, at which a quorum was present and voting, and that the same have never been rescinded and modified and that the same are in full force and in effect at the date hereof.

           Adopted July 14, 1986 and July 21, 1986.


                                              /s/ John M.Creighton
                                              ----------------------------------
                                              John M. Creighton, Vice President,
                                              Secretary and Treasurer

      [ALL SHARES OF SERIES B PREFERRED STOCK HAVE BEEN CANCELLED.
     NO SHARES OF SERIES B PREFERRED STOCK ARE ISSUED OR OUTSTANDING]

              (Series B Preferred Stock - Originally filed with the
             Michigan Department of Commerce on September 29, 1988)

                     CERTIFICATE PURSUANT TO SECTION 302(4)
                         OF THE BUSINESS CORPORATION ACT
                          CONTAINING RESOLUTIONS OF THE
                   BOARD OF DIRECTORS OF REPUBLIC BANCORP INC.
            ESTABLISHING AND DESIGNATING A SERIES OF PREFERRED STOCK
               AND PRESCRIBING ITS RELATIVE RIGHTS AND PREFERENCES


         RESOLVED that the Company is authorized to issue a series of convertible preferred stock to be designated the "Series B Convertible Preferred Stock," having the following rights, preferences and characteristics:

                  a.       Number of Shares; Stated Value

                  The authorized number of Series B Preferred Stock is 150,000 shares, having no par value and having a stated value of $25.00 per share.

                  b.       Dividends

                  Subject to the priority right of holders of the Series A Preferred Stock to be paid all accumulated dividends payable thereon prior to any dividends being paid on the Series B Preferred Stock, holders of shares of the Series B Preferred Stock will be entitled to receive, when and if declared by the Board of Directors, an annual cash dividend of $2.25 per share, payable in quarterly installments on April 15, July 15, October 15 and January 15 of each year commencing October 15, 1988. Dividends on the Series B Preferred Stock are cumulative. Dividends will be payable to holders of record as they appear on the stock books of the Company on such record dates, not more than 60 days nor less than 10 days preceding the payment dates, as shall be fixed by the Board of Directors.

                  When dividends are not paid in full upon the Series B Preferred Stock and any other preferred stock ranking on a parity as to dividends with the Series B Preferred Stock, all dividends declared upon shares of Series B Preferred Stock and such other preferred stock will be declared pro rata so that in all cases the amount of dividends declared per share on the Series B Preferred Stock and such other preferred stock bear to each other the same ratio that accumulated dividends per share on the shares of Series B Preferred Stock and such other preferred stock bear to each other. Unless full cumulative dividends on the Series B Preferred Stock have been paid, no dividends (other than in Common Stock or any other stock ranking junior to the Series B Preferred Stock as to dividends) may be paid or declared and set aside for payment or other distribution made upon the Common Stock or on any other stock of the Company ranking junior to the Series B Preferred Stock as to dividends, nor may any Common Stock or any other stock of the Company ranking junior to the Series B Preferred Stock as to dividends be redeemed, purchased or otherwise acquired for any consideration (or any payment made to or available for a sinking fund for the redemption of any shares of such stock) by the Company (except by conversion into or exchange for stock of the Company ranking junior to the Series B Preferred Stock as to dividends).

                  The payment of dividends on the Series B Preferred Stock is subject to the same restrictions as the payment of dividends on the Common Stock.

                  c.       Conversion Privilege

                  Each share of Series B Preferred Stock will initially be convertible, unless previously redeemed, at any time at the option of the holder upon written notice to the Company in form satisfactory to the Company into 2.5 shares of Common Stock (equivalent to a conversion price of $10.00 per share of Common Stock). If any shares of Series B Preferred Stock are called for redemption, the conversion rights terminate at the close of business on the business day prior to the date fixed for redemption. The conversion rate for the Series B Preferred Stock is subject to adjustment in certain cases, including the issuance of Common Stock as a stock dividend; the combination or subdivision of the Common Stock; or the issuance to all holders of Common Stock of rights or warrants entitling them (for a period expiring within 45 days of the record date for determination of holders entitled to receive such rights or warrants) to subscribe for or purchase Common Stock at less than the current Market Value (as defined below) at such record date. No adjustment of the conversion price will be required unless such adjustment would require a change of at least 1% in the price then in effect; however, any such adjustment that would otherwise be required to be made will be carried forward and taken into account in any subsequent adjustment. Except as stated above, the conversion price will not be adjusted for the issuance of Common Stock or any securities convertible into or exchangeable for Common Stock, or carrying the right to purchase any of the foregoing, in exchange for cash, property or services.

                  The term Market Value shall mean that price per share which the Company's Board of Directors determines to be the then current market price per share of the Common Stock based upon the most recent arms length trade reported to the Board of Directors if, in the Board's judgment, there exists an established trading market in the Company's Common Stock or if, in the Board's judgment, no such trading market then exists, upon such other factors the Board deems relevant and appropriate. Once established the Market Value will continue until such time as the Board determines a new Market Value. The Board will endeavor, but shall not be obligated, to review and establish the Market Value once each quarter.

                  In case of any reclassification or change of outstanding shares of the class of Common Stock issuable upon conversion of the Series B Preferred Stock (other than a change in par value, or from par value to no par value, or from no par value to par value, or as a result of a subdivision or combination), or in case of any merger or consolidation of the Company with one or more other corporations (other than a merger or consolidation in which the Company is the continuing corporation and which does not result in any reclassification or change of outstanding shares of Common Stock issuable upon conversion of the Series B Preferred Stock), or in case of the merger of the Company into another corporation, or in case of any sale or conveyance to another corporation of the property of the Company as an entirety or substantially as an entirety, the holder of each share of Series B Preferred Stock then outstanding shall have the right to convert such share into the kind and amount of shares of capital stock or other securities and property receivable upon such reclassification, change, consolidation, merger, sale or conveyance by a holder of the number of shares of Common Stock into which such share of Series B Preferred Stock might have been converted immediately prior to such reclassification, change, consolidation, merger, sale or conveyance. In the case of a cash merger of the Company into another corporation or any other cash transaction of the type mentioned above, the effect of these provisions would be that the conversion features of the Series B Preferred Stock would thereafter be limited to converting the Series B Preferred Stock at the conversion price in effect at such time into the same amount of cash per share that such holder would have received had such holder converted the Series B Preferred Stock into Common Stock immediately prior to the effective date of such cash merger or transaction. Depending upon the terms of such cash merger or transaction, the aggregate amount of cash so received on conversion could be more or less than the liquidation preference of the Series B Preferred Stock.

                  No fractional shares or securities representing fractional shares of Common Stock will be issued upon conversion; any fractional interest resulting from conversion will be paid in cash based on the current Market Value of the Common Stock at the close of business on the business day next preceding the date of conversion.

                  Shares of Series B Preferred Stock surrendered for conversion after the record date for a dividend payment but before such dividend is paid must be accompanied by payment of an amount equal to the dividend thereon which the holder of record is to receive on such dividend payment date. Therefore, if a holder exercises conversion privileges between a record date and a payment date for a Series B Preferred Stock dividend, such holder will forego such dividend and will only be entitled to dividends paid on the Common Stock the record date of which is on or after the conversion date.

                  d.       Liquidation Rights

                  In the event of any liquidation, dissolution or winding up of the Company, subject to the prior payment of liquidating distributions in the amount of $25.00 per share of Series A Preferred Stock plus all accumulated and unpaid dividends thereon, the holders of shares of Series B Preferred Stock will be entitled to receive out of assets of the Company available for distribution to shareholders, before any distribution of assets is made to holders of Common Stock or preferred stock ranking junior to the Series B Preferred Stock in liquidation rights, liquidating distributions in the amount of $25.00 per share plus accumulated and unpaid dividends. If upon any liquidation, dissolution or winding up of the Company, the amounts payable with respect to the Series B Preferred Stock and any other preferred stock ranking as to any such distribution on a parity with the Preferred Stock are not paid in full, the holders of the Series B Preferred Stock and of such other preferred stock will share ratably in any such distribution of assets in proportion to the full respective preferential amounts to which they are entitled. After payment of the full amount of the liquidating distribution to which they are entitled, the holders of shares of Series B Preferred Stock will not be entitled to any further participation in any distribution of assets by the Company.

                  e.       Redemption

                  Provided no Series A Preferred Stock is then outstanding, Series B Preferred Stock may be redeemed on at least 30 and not more than 60 days' prior written notice by first class mail addressed to the holder at his address shown on the register maintained by the registrar at the option of the Company, in whole or in part, at any time or from time to time on or after July 15, 1991. Series B Preferred Stock redeemed during the 12-month period beginning July 15 in each of the years set forth below, shall be redeemed at the prices per share as follows:

                            Series B Preferred Stock
                                Redemption Price

                      Year    ...........................Price

                      1991    ...........................$26.75
                      1992    ........................... 26.50
                      1993    ........................... 26.25
                      1994    ........................... 26.00
                      1995    ........................... 25.75
                      1996    ........................... 25.50
                      1997    ........................... 25.25
                      1998 and thereafter................ 25.00
together in each case with accumulated and unpaid dividends to the date fixed for redemption. If full cumulative dividends on the Series B Preferred Stock have not been paid, the Series B Preferred Stock may not be redeemed in part and the Company may not purchase or acquire any share of Series B Preferred Stock otherwise than pursuant to a purchase or exchange offer made on the same terms to all holders of the Series B Preferred Stock. If less than all the outstanding shares of Series B Preferred Stock are to be redeemed, the Company will select those to be redeemed by lot or a substantially equivalent method. Holders of Series B Preferred Stock called for redemption will not be entitled to any dividends payable to holders of record on and after the redemption date.

                  f.       Voting Rights

                  Except as indicated below, the holders of shares of Series B Preferred Stock have no voting rights. If the equivalent of six quarterly dividends payable on the Series B Preferred Stock or on any other preferred stock ranking on a parity with the Series B Preferred Stock as to dividends, is in arrears, the number of directors of the Company will be increased by two and the holders of all outstanding shares of such preferred stock, voting as a single class without regard to series, will be entitled to elect the additional two directors until all dividends in arrears have been paid or declared and set apart for payment.

                  Without the vote or consent of the holders of at least two-thirds of the number of shares of the Series B Preferred Stock and all other outstanding preferred stock ranking on a parity with the Series B Preferred Stock as to dividends, the Company shall not (i) create any class or classes of stock or additional series of preferred stock ranking prior to the Series B Preferred Stock either as to dividends or upon liquidation or increase the authorized number of shares of any class or classes of stock ranking prior to the Series B Preferred Stock either as to dividends or upon liquidation, (ii) amend, alter or repeal any of the provisions of the Articles of Incorporation of the Company or the resolutions of the Board creating the Series B Preferred Stock so as to affect adversely the preferences or rights of the Series B Preferred Stock, or (iii) authorize any reclassification of the Series B Preferred Stock. In addition, without the vote or consent of the holders of at least two-thirds of the number of shares of the Series B Preferred Stock and all other outstanding preferred stock ranking on a parity with the Series B Preferred Stock as to dividends then outstanding, the Company shall not increase the authorized number of shares of the Preferred Stock. The Company reserves the right to issue additional classes of stock or series of preferred stock ranking pari passu with the Series B Preferred Stock as to dividends or upon liquidation up to the full amount of the authorized but unissued preferred stock of the Company existing as of the date hereof.

                  Upon the date of conversion of Series B Preferred Stock for Common Stock, the rights of the holders of the Series B Preferred Stock as holders of the Series B Preferred Stock of the Company shall terminate, including all voting rights, and holders shall have only those rights afforded to holders of Common Stock. Shares of Series B Preferred Stock which have been converted shall be restored to the status of authorized but unissued preferred stock.

                  g.       No Preemptive Rights

                  The holders of the Series B Preferred Stock shall not be entitled, as of right, to purchase, or subscribe for any shares of capital stock of the Company, or to purchase or subscribe for any of its bonds, certificates of indebtedness, debentures or other securities of any kind of the Company.

                  The undersigned, John M. Creighton, Secretary of Republic Bancorp Inc., does hereby certify that the foregoing Certificate contains the Resolutions of the Board of Directors of Republic Bancorp Inc. establishing and designating its Series B Convertible Preferred Stock and prescribing the relative rights and preferences thereof which were duly authorized by the Board of Directors of Republic Bancorp Inc. at duly convened meetings held on July 15, 1988 and August 11, 1988 at which a quorum was present and voting, and that the same have never been rescinded and modified and are in full fo rce and in effect at the date hereof.


                                         /s/ John M. Creighton
                                         ---------------------------------------
                                         John M. Creighton, Secretary


Dated:  September 23, 1988

        [ALL SHARES OF SERIES C PREFERRED STOCK HAVE BEEN CANCELLED.
       NO SHARES OF SERIES C PREFERRED STOCK ARE ISSUED OR OUTSTANDING]

              (Series C Preferred Stock - Originally filed with the
             Michigan Department of Commerce on September 30, 1988)

                     CERTIFICATE PURSUANT TO SECTION 302(4)
                         OF THE BUSINESS CORPORATION ACT
                          CONTAINING RESOLUTIONS OF THE
                   BOARD OF DIRECTORS OF REPUBLIC BANCORP INC.
            ESTABLISHING AND DESIGNATING A SERIES OF PREFERRED STOCK
               AND PRESCRIBING ITS RELATIVE RIGHTS AND PREFERENCES


         RESOLVED that the Company is authorized to issue a series of convertible preferred stock to be designated the "Series C Convertible Preferred Stock," having the following rights, preferences and characteristics:

                  a.       Number of Shares; Stated Value

                  The authorized number of Series C Preferred Stock is 80,000 shares, having no par value and having a stated value of $25.00 per share.

                  b.       Dividends

                  Subject to the priority right of holders of the Series A and Series B Preferred Stock to be paid all accumulated dividends payable thereon prior to any dividends being paid on the Series C Preferred Stock, holders of shares of the Series C Preferred Stock will be entitled to receive, when and if declared by the Board of Directors, an annual cash dividend of $2.25 per share, payable in quarterly installments on April 15, July 15, October 15 and January 15 of each year commencing October 15, 1988. Dividends on the Series C Preferred Stock are cumulative. Dividends will be payable to holders of record as they appear on the stock books of the Company on such record dates, not more than 60 days nor less than 10 days preceding the payment dates, as shall be fixed by the Board of Directors.

                  When dividends are not paid in full upon the Series C Preferred Stock and any other preferred stock ranking on a parity as to dividends with the Series C Preferred Stock, all dividends declared upon shares of Series C Preferred Stock and such other preferred stock will be declared pro rata so that in all cases the amount of dividends declared per share on the Series C Preferred Stock and such other preferred stock bear to each other the same ratio that accumulated dividends per share on the shares of Series C Preferred Stock and such other preferred stock bear to each other. Unless full cumulative dividends on the Series C Preferred Stock have been paid, no dividends (other than in Common Stock or any other stock ranking junior to the Series C Preferred Stock as to dividends) may be paid or declared and set aside for payment or other distribution made upon the Common Stock or on any other stock of the Company ranking junior to the Series C Preferred Stock as to dividends, nor may any Common Stock or any other stock of the Company ranking junior to the Series C Preferred Stock as to dividends be redeemed, purchased or otherwise acquired for any consideration (or any payment made to or available for a sinking fund for the redemption of any shares of such stock) by the Company (except by conversion into or exchange for stock of the Company ranking junior to the Series C Preferred Stock as to dividends).

                  The payment of dividends on the Series C Preferred Stock is subject to the same restrictions as the payment of dividends on the Common Stock.

                  c.       Conversion Privilege

                  Each share of Series C Preferred Stock will initially be convertible, unless previously redeemed, at any time at the option of the holder upon written notice to the Company in form satisfactory to the Company into 2.5 shares of Common Stock (equivalent to a conversion price of $10.00 per share of Common Stock). If any shares of Series C Preferred Stock are called for redemption, the conversion rights terminate at the close of business on the business day prior to the date fixed for redemption. The conversion rate for the Series C Preferred Stock is subject to adjustment in certain cases, including the issuance of Common Stock as a stock dividend; the combination or subdivision of the Common Stock; or the issuance to all holders of Common Stock of rights or warrants entitling them (for a period expiring within 45 days of the record date for determination of holders entitled to receive such rights or warrants) to subscribe for or purchase Common Stock at less than the current Market Value (as defined below) at such record date. No adjustment of the conversion price will be required unless such adjustment would require a change of at least 1% in the price then in effect; however, any such adjustment that would otherwise be required to be made will be carried forward and taken into account in any subsequent adjustment. Except as stated above, the conversion price will not be adjusted for the issuance of Common Stock or any securities convertible into or exchangeable for Common Stock, or carrying the right to purchase any of the foregoing, in exchange for cash, property or services.

                  The term Market Value shall mean that price per share which the Company's Board of Directors determines to be the then current market price per share of the Common Stock based upon the most recent arms length trade reported to the Board of Directors if, in the Board's judgment, there exists an established trading market in the Company's Common Stock or if, in the Board's judgment, no such trading market then exists, upon such other factors the Board deems relevant and appropriate. Once established the Market Value will continue until such time as the Board determines a new Market Value. The Board will endeavor, but shall not be obligated, to review and establish the Market Value once each quarter.

                  In case of any reclassification or change of outstanding shares of the class of Common Stock issuable upon conversion of the Series C Preferred Stock (other than a change in par value, or from par value to no par value, or from no par value to par value, or as a result of a subdivision or combination), or in case of any merger or consolidation of the Company with one or more other corporations (other than a merger or consolidation in which the Company is the continuing corporation and which does not result in any reclassification or change of outstanding shares of Common Stock issuable upon conversion of the Series C Preferred Stock), or in case of the merger of the Company into another corporation, or in case of any sale or conveyance to another corporation of the property of the Company as an entirety or substantially as an entirety, the holder of each share of Series C Preferred Stock then outstanding shall have the right to convert such share into the kind and amount of shares of capital stock or other securities and property receivable upon such reclassification, change, consolidation, merger, sale or conveyance by a holder of the number of shares of Common Stock into which such share of Series B Preferred Stock might have been converted immediately prior to such reclassification, change, consolidation, merger, sale or conveyance. In the case of a cash merger of the Company into another corporation or any other cash transaction of the type mentioned above, the effect of these provisions would be that the conversion features of the Series C Preferred Stock would thereafter be limited to converting the Series C Preferred Stock at the conversion price in effect at such time into the same amount of cash per share that such holder would have received had such holder converted the Series C Preferred Stock into Common Stock immediately prior to the effective date of such cash merger or transaction. Depending upon the terms of such cash merger or transaction, the aggregate amount of cash so received on conversion could be more or less than the liquidation preference of the Series C Preferred Stock.

                  No fractional shares or securities representing fractional shares of Common Stock will be issued upon conversion; any fractional interest resulting from conversion will be paid in cash based on the current Market Value of the Common Stock at the close of business on the business day next preceding the date of conversion.

                  Shares of Series C Preferred Stock surrendered for conversion after the record date for a dividend payment but before such dividend is paid must be accompanied by payment of an amount equal to the dividend thereon which the holder of record is to receive on such dividend payment date. Therefore, if a holder exercises conversion privileges between a record date and a payment date for a Series C Preferred Stock dividend, such holder will forego such dividend and will only be entitled to dividends paid on the Common Stock the record date of which is on or after the conversion date.

                  d.       Liquidation Rights

                  In the event of any liquidation, dissolution or winding up of the Company, subject to the prior payment of liquidating distributions in the amount of $25.00 per share of Series A and Series B Preferred Stock plus all accumulated and unpaid dividends thereon, the holders of shares of Series C Preferred Stock will be entitled to receive out of assets of the Company available for distribution to shareholders, before any distribution of assets is made to holders of Common Stock or preferred stock ranking junior to the Series C Preferred Stock in liquidation rights, liquidating distributions in the amount of $25.00 per share plus accumulated and unpaid dividends. If upon any liquidation, dissolution or winding up of the Company, the amounts payable with respect to the Series C Preferred Stock and any other preferred stock ranking as to any such distribution on a parity with the Series C Preferred Stock are not paid in full, the holders of the Series C Preferred Stock and of such other preferred stock will share ratably in any such distribution of assets in proportion to the full respective preferential amounts to which they are entitled. After payment of the full amount of the liquidating distribution to which they are entitled, the holders of shares of Series C Preferred Stock will not be entitled to any further participation in any distribution of assets by the Company.

                  e.       Redemption

                  The Series C Preferred Stock may be redeemed on at least 30 and not more than 60 days' prior written notice by first class mail addressed to the holder at his address shown on the register maintained by the registrar at the option of the Company, in whole or in part, at any time or from time to time, provided full cumulative dividends on the Series A and Series B Preferred Stock have been paid. Each share of Series C Preferred Stock redeemed shall be redeemed at its stated value plus all accumulated and unpaid dividends to the date fixed for redemption. If full cumulative dividends on the Series C Preferred Stock have not been paid, the Series C Preferred Stock may not be redeemed in part and the Company may not purchase or acquire any share of Series C Preferred Stock otherwise than pursuant to a purchase or exchange offer made on the same terms to all holders of the Series C Preferred Stock. If less than all the outstanding shares of Series C Preferred Stock are to be redeemed, the Company will select those to be redeemed by lot or a substantially equivalent method. Holders of Series C Preferred Stock called for redemption will not be entitled to any dividends payable to holders of record on and after the redemption date.

                  f.       Voting Rights

                  Except as indicated below, the holders of shares of Series C Preferred Stock have no voting rights. If the equivalent of six quarterly dividends payable on the Series C Preferred Stock or on any other preferred stock ranking on a parity with the Series C Preferred Stock as to dividends, is in arrears, the number of directors of the Company will be increased by two and the holders of all outstanding shares of such preferred stock, voting as a single class without regard to series, will be entitled to elect the additional two directors until all dividends in arrears have been paid or declared and set apart for payment.

                  Without the vote or consent of the holders of at least two-thirds of the number of shares of the Series C Preferred Stock and all other outstanding preferred stock ranking on a parity with the Series C Preferred Stock as to dividends, the Company shall not (i) create any class or classes of stock or additional series of preferred stock ranking prior to the Series C Preferred Stock either as to dividends or upon liquidation or increase the authorized number of shares of any class or classes of stock ranking prior to the Series C Preferred Stock either as to dividends or upon liquidation, (ii) amend, alter or repeal any of the provisions of the Articles of Incorporation of the Company or the resolutions of the Board creating the Series C Preferred Stock so as to affect adversely the preferences or rights of the Series C Preferred Stock, or (iii) authorize any reclassification of the Series C Preferred Stock. The Company reserves the right to issue additional classes of stock or series of preferred stock ranking pari passu with the Series C Preferred Stock as to dividends or upon liquidation up to the full amount of the authorized but unissued preferred stock of the Company existing as of the date hereof.

                  Upon the date of conversion of Series C Preferred Stock for Common Stock, the rights of the holders of the Series C Preferred Stock as holders of the Series C Preferred Stock of the Company shall terminate, including all voting rights, and holders shall have only those rights afforded to holders of Common Stock. Shares of Series C Preferred Stock which have been converted shall be restored to the status of authorized but unissued preferred stock.

                  g.       No Preemptive Rights

                  The holders of the Series C Preferred Stock shall not be entitled, as of right, to purchase or subscribe for any shares of capital stock of the Company, or to purchase or subscribe for any of its bonds, certificates of indebtedness, debentures or other securities of any kind of the Company.

                  The undersigned, John M. Creighton, Secretary of Republic Bancorp Inc., does hereby certify that the foregoing Certificate contains the Resolutions of the Board of Directors of Republic Bancorp Inc. establishing and designating its Series C Convertible Preferred Stock and prescribing the relative rights and preferences thereof which were duly authorized by the Board of Directors of Republic Bancorp Inc. at a duly convened meeting held on September 15, 1988 at which a quorum was present and voting, and that the same have never been rescinded and modified and are in full force and in effect at the date hereof.


                                           /s/ John M. Creighton
                                           -------------------------------------
                                           John M. Creighton, Secretary


Dated:  September 29, 1988